Exhibit 99.1

WD Reports Fiscal Fourth Quarter and Fiscal Year 2026 Financial Results

Q4FY26 Highlights:
•Revenue of $3.75 billion, up 44% year-over-year
•GAAP gross margin of 54.1%; non-GAAP gross margin of 54.4%
•GAAP diluted EPS of $8.21; non-GAAP diluted EPS of $3.56
•Cash flow from operations of $1.39 billion; free cash flow of $1.28 billion
•Q1FY27 revenue expected to be up 42% to 49% year-over-year

SAN JOSE, Calif. — August 5, 2026 — Western Digital Corporation (Nasdaq: WDC) today reported fiscal fourth quarter and fiscal year 2026 financial results for the period ended July 3, 2026.

“WD concluded fiscal year 2026 with strong performance. In our fiscal fourth quarter, revenue increased 44% year over year, gross and operating margins expanded, and earnings per share more than doubled. These results reflect our ability to scale innovation and operational excellence across our global organization, supporting our customers’ growing storage demand,” said Irving Tan, CEO of WD. “As global data creation continues to accelerate, we enter fiscal year 2027 with continued confidence in the durability of demand and with increasing visibility into our business. With our scale, technology leadership, and operational discipline, WD is well positioned to capitalize on the secular data growth opportunity and deliver long-term shareholder value.”

Western Digital Reports Fiscal Fourth Quarter and Fiscal Year 2026 Financial Results

Q4FY26 Financial Highlights

($ in millions, except per share amounts)
	GAAP

	Q4FY26	Q3FY26	Q4FY25	Q/Q	Y/Y
Revenue	$3,747	$3,337	$2,605	+12%	+44%
Gross Margin	54.1%	50.2%	41.0%	+390 bps	+1310 bps
Operating Income	$1,563	$1,190	$680	+31%	+130%
Operating Margin	41.7%	35.7%	26.1%	+600 bps	+1560 bps
Diluted Net Income Attributable to Common Shareholders	$3,195	$3,172	$243	+1%	+1215%
Diluted Net Income Per Common Share	$8.21	$8.20	$0.67	+0%	+1125%

	Non-GAAP

	Q4FY26	Q3FY26	Q4FY25	Q/Q	Y/Y
Revenue	$3,747	$3,337	$2,605	+12%	+44%
Gross Margin	54.4%	50.5%	41.3%	+390 bps	+1310 bps
Operating Income	$1,655	$1,287	$732	+29%	+126%
Operating Margin	44.2%	38.6%	28.1%	+560 bps	+1610 bps
Diluted Net Income Attributable to Common Shareholders	$1,382	$1,048	$600	+32%	+130%
Diluted Net Income Per Common Share	$3.56	$2.72	$1.70	+31%	+109%

Fiscal Year 2026 Financial Highlights

($ in millions, except per share amounts)	GAAP			Non-GAAP

	FY26	FY25	Y/Y	FY26	FY25	Y/Y
Revenue	$12,919	$9,520	+36%	$12,919	$9,520	+36%
Gross Margin	48.9%	38.8%	+1010 bps	49.1%	39.4%	+970 bps
Operating Income	$4,453	$2,334	+91%	$4,817	$2,326	+107%
Operating Margin	34.5%	24.5%	+1000 bps	37.3%	24.4%	+1290 bps
Diluted Net Income Attributable to Common Shareholders	$9,298	$1,599	+481%	$3,883	$1,768	+120%
Diluted Net Income Per Common Share	$24.28	$4.45	+446%	$10.22	$5.02	+104%

Western Digital Reports Fiscal Fourth Quarter and Fiscal Year 2026 Financial Results

Business Outlook for Fiscal First Quarter of 2027
“Fiscal 2026 was an outstanding year for WD, characterized by broadening demand, deeper customer engagement, and disciplined execution across all end markets. As the cloud and other data-intensive workloads continue to expand, we remain confident in the long-term growth trajectory of our business, further margin expansion, and strong free cash flow generation,” said Kris Sennesael, CFO of WD. “For our fiscal first quarter of 2027, at the midpoint of the ranges provided in the table below, we expect revenue of $4.1 billion, non-GAAP gross margin of 55.5%, and non-GAAP EPS of $4.00.”

Non-GAAP(1)
Revenue	$4.1B +/- $100M
Gross margin	55% - 56%
Operating expenses	$390M - $400M
Interest and other expense, net	~ $15M
Tax rate	~ 17%
Diluted net income per common share	$4.00 +/- $0.15
Diluted weighted average shares	~ 388M

(1)     We provide earnings guidance only on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate or cannot be allocated or quantified with certainty and is dependent on future events outside of our control. Please refer to the section titled “Non-GAAP Guidance” under “Discussion Regarding the Use of Non-GAAP Financial Measures” in this press release for additional information regarding the non-GAAP measures, including quantification of known expected adjustment items.

Dividend
WD’s Board of Directors declared a cash dividend of $0.15 per share of the company’s common stock, which will be paid on September 17, 2026 to stockholders of record as of the close of business on September 8, 2026.

WD’s Fiscal Fourth Quarter 2026 Conference Call
WD will host a conference call to discuss its fiscal fourth quarter and fiscal year 2026 results and business outlook for the fiscal first quarter of 2027 today at 1:30 p.m. Pacific / 4:30 p.m. Eastern. The live and archived conference call and the earnings presentation can be accessed online at investor.wdc.com.

About WD
WD, also known as Western Digital, builds the storage infrastructure that powers certainty in the AI-driven data economy. At the forefront of innovation, WD partners with the world’s leading hyperscalers, cloud service providers, and enterprises to enable reliable storage solutions that are proven and trusted at scale. Driven by a culture of innovation and execution, WD helps customers store, protect, and use the world’s data with confidence. Follow WD on LinkedIn and learn more at www.wd.com.

Western Digital Reports Fiscal Fourth Quarter and Fiscal Year 2026 Financial Results

Basis of Presentation
On February 21, 2025 (the “Separation Date”), Western Digital Corporation (“WD”) completed the previously announced separation (the “Separation”) of its Flash business unit into a separate company, Sandisk Corporation (“Sandisk”).

The financial and operating results of Sandisk subsequent to the Separation Date are no longer consolidated into WD’s financial and operating results. For all periods prior to the Separation Date, the historical results of WD are reflected on a continuing operations basis with the historical results of Sandisk for such periods reflected as discontinued operations in WD’s financial highlights and condensed consolidated statements of operations included in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook, operational and financial performance for the fiscal first quarter of 2027 and beyond, demand and market conditions for our products as well as growth opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse global or regional conditions, including new or additional tariffs or trade restrictions; the company’s dependence on a limited number of qualified suppliers; the impact of long-term agreements; volatility in demand for the company’s products; the impact of business and market conditions, including inflation, increases in interest rates and an economic recession; the impact of competitive products and pricing; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with the company's use of artificial intelligence; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company’s debt and other financial obligations; changes to the company’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; any decisions to reduce or discontinue paying cash dividends or repurchasing shares of the company’s common stock; the company’s ability to achieve its greenhouse gas emissions reduction and other sustainability goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 14, 2025 to which your attention is directed. Further information regarding these risks and uncertainties will also be included in the company’s Annual Report on Form 10-K for the year ended July 3, 2026, which the company expects to file with the SEC on or about August 14, 2026. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions; unaudited)

	Three Months Ended		Years Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Revenue, net	$3,747	$2,605	$12,919	$9,520
Cost of revenue	1,719	1,538	6,608	5,828
Gross profit	2,028	1,067	6,311	3,692
Operating expenses:
Research and development	284	262	1,161	994
Selling, general and administrative	138	124	551	568
Litigation matter	—	—	—	(198)
Business realignment charges (credits)	43	1	146	(6)
Total operating expenses	465	387	1,858	1,358
Operating income	1,563	680	4,453	2,334
Interest and other income (expense), net	1,684	(333)	5,452	(1,204)
Income before taxes	3,247	347	9,905	1,130
Income tax expense (benefit)	52	95	481	(513)
Net income from continuing operations	3,195	252	9,424	1,643
Net income from discontinued operations, net of taxes	—	30	—	246
Net income	$3,195	$282	$9,424	$1,889

WESTERN DIGITAL CORPORATION
EARNINGS PER COMMON SHARE
(in millions, except per share amounts; unaudited)

	Three Months Ended		Years Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net income from continuing operations	$3,195	$252	$9,424	$1,643
Dividends and income attributable to participating securities(1)	—	(9)	(138)	(45)
Basic net income from continuing operations attributable to common shareholders	3,195	243	9,286	1,598
Re-allocation of participating securities considered potentially dilutive	—	—	12	1
Diluted net income from continuing operations attributable to common shareholders	$3,195	$243	$9,298	$1,599

Weighted average shares:
Basic	350	348	345	347
Diluted	389	362	383	359

Net income from continuing operations per common share:
Basic	$9.13	$0.70	$26.92	$4.61
Diluted	$8.21	$0.67	$24.28	$4.45

(1)     Participating securities consisted of preferred stock prior to its conversion in February 2026, because it participated on a pro rata basis in any dividends declared on shares of common stock.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	July 3, 2026	June 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,579	$2,114
Accounts receivable, net	2,026	1,486
Inventories	1,511	1,291
Retained interest in Sandisk	—	354
Other current assets	518	611
Total current assets	5,634	5,856
Property, plant and equipment, net	2,476	2,343
Goodwill	4,321	4,319
Other non-current assets	1,430	1,484
Total assets	$13,861	$14,002
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,774	$1,266
Accrued expenses	690	719
Accrued compensation	551	407
Income taxes payable	173	800
Current portion of long-term debt	1,052	2,226
Total current liabilities	4,240	5,418
Long-term debt	—	2,485
Other liabilities	757	559
Total liabilities	4,997	8,462
Convertible preferred stock	—	229
Total shareholders’ equity	8,864	5,311
Total liabilities, convertible preferred stock and shareholders’ equity	$13,861	$14,002

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Years Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Cash flows from operating activities
Net income	$3,195	$282	$9,424	$1,889
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	99	86	375	451
Stock-based compensation	45	45	204	265
Deferred income taxes	(2)	(63)	129	(745)
Non-cash asset impairment	35	2	35	2
Gain on business divestiture	—	—	—	(113)
(Gain) loss on retained interest in Sandisk	(2,050)	166	(6,498)	772
Costs in connection with debt and equity transactions	362	100	907	100
Other non-cash operating activities, net	(5)	8	11	101
Changes in:
Accounts receivable, net	(133)	(17)	(541)	79
Inventories	(154)	20	(218)	(409)
Accounts payable	96	(34)	385	307
Other assets and liabilities, net	(99)	151	(284)	(1,008)
Net cash provided by operating activities	1,389	746	3,929	1,691
Cash flows from investing activities
Purchases of property, plant and equipment, net	(108)	(71)	(418)	(407)
Net proceeds from business divestiture	—	—	—	401
Activity related to Flash Ventures, net	—	—	—	148
Strategic investments and other, net	(3)	1	(11)	8
Net cash provided by (used in) investing activities	(111)	(70)	(429)	150
Cash flows from financing activities
Employee stock plans, net	(147)	(13)	(312)	(36)
Repurchases of common stock	(672)	(149)	(2,592)	(149)
Dividends paid to shareholders	(54)	(44)	(184)	(44)
Settlement of convertible notes transactions	(1,220)	—	(1,220)	—
Debt issuance and equity transaction costs	(6)	1	(6)	(73)
Proceeds from (repayments of) debt, net	350	(1,837)	282	56
Cash transferred to Sandisk related to Separation	—	—	—	(1,366)
Net cash used in financing activities	(1,749)	(2,042)	(4,032)	(1,612)
Effect of exchange rate changes on cash	—	3	(3)	6
Net increase (decrease) in cash and cash equivalents	(471)	(1,363)	(535)	235
Cash and cash equivalents, beginning of period	2,050	3,477	2,114	1,879
Cash and cash equivalents, end of period	$1,579	$2,114	$1,579	$2,114

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except percentages; unaudited)

	Three Months Ended			Years Ended
	July 3, 2026	April 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
GAAP gross profit	$2,028	$1,676	$1,067	$6,311	$3,692
Stock-based compensation expense	7	9	8	33	34
Litigation matter	—	—	—	—	19
Other	2	(1)	2	5	4
Non-GAAP gross profit	$2,037	$1,684	$1,077	$6,349	$3,749

GAAP gross margin(1)	54.1%	50.2%	41.0%	48.9%	38.8%
Non-GAAP gross margin(1)	54.4%	50.5%	41.3%	49.1%	39.4%

GAAP operating expenses	$465	$486	$387	$1,858	$1,358
Stock-based compensation expense	(38)	(44)	(37)	(171)	(133)
Litigation matter	—	—	—	—	198
Business realignment (charges) credits	(42)	(40)	(1)	(137)	6
Other	(3)	(5)	(4)	(18)	(6)
Non-GAAP operating expenses	$382	$397	$345	$1,532	$1,423

GAAP operating income	$1,563	$1,190	$680	$4,453	$2,334
Gross profit adjustments	9	8	10	38	57
Operating expense adjustments	83	89	42	326	(65)
Non-GAAP operating income	$1,655	$1,287	$732	$4,817	$2,326

GAAP operating margin(1)	41.7%	35.7%	26.1%	34.5%	24.5%
Non-GAAP operating margin(1)	44.2%	38.6%	28.1%	37.3%	24.4%

GAAP interest and other income (expense), net	$1,684	$2,169	$(333)	$5,452	$(1,204)
(Gain) loss on retained interest in Sandisk	(2,050)	(2,734)	166	(6,498)	772
Costs in connection with debt and equity transactions	362	545	100	907	100
Other	(6)	(4)	15	16	18
Non-GAAP interest and other expense, net	$(10)	$(24)	$(52)	$(123)	$(314)

GAAP income tax expense (benefit)	$52	$154	$95	$481	$(513)
Income tax adjustments	211	48	(32)	270	709
Non-GAAP income tax expense	$263	$202	$63	$751	$196

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Years Ended
	July 3, 2026	April 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
GAAP net income from continuing operations	$3,195	$3,205	$252	$9,424	$1,643
Amount allocated to preferred shareholders	—	(33)	(9)	(126)	(44)
GAAP diluted net income from continuing operations attributable to common shareholders	$3,195	$3,172	$243	$9,298	$1,599

GAAP net income from continuing operations	$3,195	$3,205	$252	$9,424	$1,643
Gross profit adjustments	9	8	10	38	57
Operating expense adjustments	83	89	42	326	(65)
Interest and other expense (income) adjustments	(1,694)	(2,193)	281	(5,575)	890
Income tax adjustments	(211)	(48)	32	(270)	(709)
Non-GAAP net income from continuing operations	1,382	1,061	617	3,943	1,816
Amount allocated to preferred shareholders	—	(13)	(17)	(60)	(48)
Non-GAAP diluted net income from continuing operations attributable to common shareholders	$1,382	$1,048	$600	$3,883	$1,768

Diluted weighted average shares:
GAAP	389	387	362	383	359
Benefit of shares related to capped call transactions(2)	(1)	(2)	(9)	(3)	(7)
Non-GAAP	388	385	353	380	352

Diluted net income from continuing operations per common share:
GAAP	$8.21	$8.20	$0.67	$24.28	$4.45
Non-GAAP	$3.56	$2.72	$1.70	$10.22	$5.02

Cash flows(3)
Cash flows provided by operating activities	$1,389	$1,123	$746	$3,929	$1,691
Purchases of property, plant and equipment, net	(108)	(145)	(71)	(418)	(407)
Activity related to Flash Ventures, net	—	—	—	—	148
Free cash flow	$1,281	$978	$675	$3,511	$1,432

(1) GAAP and non-GAAP gross margin, as well as GAAP and non-GAAP operating margin, are calculated by dividing GAAP and non-GAAP gross profit, as well as GAAP and non-GAAP operating income, respectively, by Revenue, net.
(2) Beginning with the three months ended October 3, 2025, the company calculates non-GAAP diluted net income from continuing operations per common share based on non-GAAP diluted weighted average shares, which include the benefit of shares related to capped call transactions. Calculations of amounts presented for prior periods have been revised to conform to the new presentation.
(3) Cash flows are presented on a consolidated basis and include the results of Sandisk through the Separation Date.

Discussion Regarding the Use of Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release sets forth certain financial measures that are not calculated in accordance with GAAP (“non-GAAP measures”). These non-GAAP measures, which are detailed in the reconciliation tables above, are not alternatives for measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. The company believes the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these non-GAAP measures exclude, as applicable, stock-based compensation expense; charges related to a litigation matter; business realignment (charges) credits; (gain) loss on retained interest in Sandisk; costs in connection with debt and equity transactions; income tax adjustments; and other adjustments. The company believes these measures, along with the related reconciliations to the GAAP measures, provide additional detail and comparability for assessing the company’s results. These non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Litigation matter. In previous periods, the company had recognized expenses related to a judgment in a patent litigation matter, which consisted of an award of damages, interest, estimated plaintiff legal costs and other charges. A portion of these expenses were reversed upon a subsequent settlement with the plaintiff. The company believes these charges and subsequent reversals do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Business realignment (charges) credits. From time to time, in order to realign the company’s operations with anticipated business needs or to achieve cost synergies from the integration of acquisitions, the company may incur charges in connection with actions to terminate employees, impair assets or otherwise restructure its operations and may recognize credits related to charges previously incurred. These (charges) credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

(Gain) loss on retained interest in Sandisk. The company retained an ownership interest in Sandisk at the time of the Separation and has recognized gains on the mark-to-market adjustment of such interest. The company believes these adjustments do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Costs in connection with debt and equity transactions. In connection with the company’s actions to monetize its retained interest in Sandisk and reduce its debt, it completed a number of transactions, including a debt-for-equity exchange, equity-for-equity exchanges, and the private settlement of a portion of our convertible note obligations. In connection with these transactions, the company recognized costs primarily related to a discount given to the counterparty of the transaction. The company believes these costs do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Income tax adjustments. Income tax adjustments represent the difference between income taxes based on a forecasted annual GAAP tax rate and a forecasted annual non-GAAP tax rate, which have been adjusted to account for the tax effects of items excluded from non-GAAP pre-tax income as well as the tax effects of non-recurring and period-specific tax items. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Other adjustments. From time to time, the company records costs, charges, and benefits that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

As described above, the company also presents the following non-GAAP financial measures:

Non-GAAP diluted weighted average shares. Beginning with the three months ended October 3, 2025, the company calculates non-GAAP diluted net income from continuing operations per common share based on non-GAAP diluted weighted average shares and has also adjusted the prior year periods to conform to the new presentation. Management uses non-GAAP diluted weighted average shares to evaluate — in addition to the potential dilution due to the outstanding restricted stock units and the dilution from the 2028 convertible notes that are included in GAAP diluted weighted average shares — the benefit expected to be provided by existing capped call transactions entered into in connection with the 2028 convertible notes to offset the dilutive impact of the convertible notes, up to their capped limit. In periods where the quarterly average stock price per share exceeds the conversion price of the 2028 convertible notes, non-GAAP diluted weighted average shares includes the anti-dilutive impact of the company’s capped call transactions, up to the then-applicable capped call price per share.

Free cash flow. Free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net, and the pre-Separation activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a key indicator of the underlying health of the business.

Non-GAAP Guidance
This press release contains forward-looking estimates of certain non-GAAP financial measures for the fiscal first quarter of 2027 (“Q1FY27”). We provide these non-GAAP measures to investors on a prospective basis because certain information necessary to reconcile such guidance to GAAP is difficult to predict and estimate or cannot be allocated or quantified with certainty and is often dependent on future events that may be uncertain or outside of our control. Accordingly, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are not available without unreasonable effort.

The known adjustments to our non-GAAP guidance for Q1FY27 and details on how our non-GAAP tax rate guidance is determined are provided below:
•Non-GAAP gross margin guidance excludes stock-based compensation expense, totaling approximately $10 million.
•Non-GAAP operating expenses guidance excludes stock-based compensation and other expenses, totaling approximately $60 million.
•Non-GAAP diluted net income per common share guidance excludes the items described above, totaling approximately $70 million.
•Non-GAAP tax rate guidance is determined based on a percentage of non-GAAP pre-tax income or loss. Our estimated non-GAAP tax rate may differ from our GAAP tax rate due to: (i) the tax effects of items excluded from our non-GAAP pre-tax income or loss; (ii) the tax effects of non-recurring and period-specific items; and (iii) our accrual of GAAP income taxes and non-GAAP income taxes, which are calculated in each interim period using our best estimates of income taxes for the full year.
•Non-GAAP diluted weighted average shares guidance reflects no material benefit expected to be provided by existing capped call transactions entered into in connection with our convertible senior notes due 2028.

In addition to the adjustments to our forward-looking non-GAAP financial measures described above, reconciliations to comparable forward-looking GAAP financial measures may include additional adjustments that are not available without unreasonable effort. These additional adjustments may include unanticipated changes in our GAAP effective tax rate, unanticipated charges related to business realignment, unanticipated litigation matters, and other unanticipated gains, losses, and impairments, and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

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Contacts:
Western Digital Corporation

Investor Contact:	Media Contact:
Ambrish Srivastava	Media Relations
408.717.9765	408.801.0021
ambrish.srivastava@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com